Exhibit 99.1

PRESS RELEASE	November 16, 2017

Century Casinos Announces Proposed Public Offering of Common Stock

Colorado Springs, Colorado, November 16, 2017 – Century Casinos, Inc. (NASDAQ Capital Market®: CNTY) announced today that it intends to offer and sell shares of its common stock in an underwritten public offering. The Company also expects to grant to the underwriters for the offering a 30-day option to purchase an additional 15% of the shares of common stock offered in the public offering. All of the shares to be sold in the offering are to be sold by the Company. The Company intends to use up to $25 million of the net proceeds received from the offering to fund construction costs for the Century Mile project, with the remaining net proceeds used to invest in additional gaming projects and for working capital and other general corporate purposes.

Stifel and Roth Capital Partners are acting as the joint book-running managers for the offering. Craig-Hallum Capital Group and Union Gaming Securities are acting as co-managers for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The securities described above are being offered by Century Casinos pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com and from Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, by telephone at (800) 678-9147. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov.

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary and in St. Albert, Alberta, Canada. Through its Austrian subsidiary, Century Casinos Europe GmbH (“CCE”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of six casinos in Poland. The Company, through CCE, also holds a 75% ownership interest in both Century Downs Racetrack and Casino, which began operations in the north metropolitan area of Calgary, Alberta, Canada in April 2015, and Century Bets!, which began operating the pari-mutuel off-track horse betting network in Southern Alberta, Canada in May 2015. The Company operates 14 ship-based casinos onboard ships with four cruise ship owners. The Company, through CCE, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a

Exhibit 99.1

company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina. The Company is developing a horse racetrack and entertainment center in Edmonton, Alberta, Canada to be called Century Mile and a new casino in Bath, England. The Company continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our website at www.cnty.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® under the symbol CNTY.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding and the Company’s expectations on the completion, timing and size of the proposed public offering and the anticipated use of proceeds therefrom, the prospects for new projects and projects in development, including Century Mile and the Bath, England casino, the anticipated timing and costs of the Century Mile and Bath, England projects, and plans for our casinos and our Company. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company’s prior press releases and in the periodic reports it files with the SEC. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.